EXHIBIT 3.1

BYLAWS
OF
KANSAS CITY SOUTHERN

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

As amended and restated to August 7, 2012

These Amended and Restated Bylaws (the “Bylaws) of Kansas City Southern, a Delaware corporation (the “Corporation”), are effective as of August 7, 2012 and hereby amend and restate the previous bylaws of the Corporation which are hereby deleted in their entirety and replaced with the following:

ARTICLE I

CORPORATE OFFICES

Section 1. Registered Office.  The registered office of the Corporation shall be fixed in the Corporation’s certificate of incorporation. References in these Bylaws to the certificate of incorporation, as the same shall be amended and/or restated from time to time (the “Certificate”), shall include the terms of any certificate of designations of any series of preferred stock.

Section 2. Other Offices.  The Corporation also may have offices at such other places, both within and without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of stockholders for any purpose may be held at such time and place, within or without the State of Delaware, as shall be designated by the Board of Directors and stated in the Corporation’s notice of the meeting.

Section 2. Annual Meetings. The annual meeting of the stockholders, at which they shall elect directors and transact such other business as may properly be brought before the meeting, shall be held on the first Thursday of May of each year, or such other date and at such time and at such place as shall be designated from time to time by the Board of Directors and stated in the Corporation’s notice of the meeting.

Section 3. Advance Notice Procedures. (a) Advance Notice of Stockholder Business. To be properly brought before the annual meeting, business must be brought (1) pursuant to the Corporation’s proxy materials with respect to such meeting, (2) by or at the direction of the Board of Directors, or (3) by a stockholder of the Corporation who (A) was a stockholder of record both at the time of giving notice for the meeting and at the time of the meeting and is entitled to vote at the meeting and (B) has timely complied in proper written form with the procedures set forth in this Section 3(a). In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these Bylaws and applicable law. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations) (the “1934 Act”), and included in the notice of meeting given by or at the direction of the Board of Directors, for the avoidance of doubt, clause (3) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders.

(i) For business to be properly brought before an annual meeting by a stockholder pursuant to Section 3(a)(3) above, a stockholder’s notice must set forth all information required under this Section 3(a) and must be received by the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 90th day nor later than the close of business on the 60th day before the one-year anniversary of the date of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be received by the Secretary of the Corporation not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of (i) the 60th day prior to such annual meeting or (ii) the tenth day following the day on which a Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 3(a)(i). “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

(ii) To be in proper written form, a stockholder’s notice to the Secretary of the Corporation must set forth as to each matter of business the stockholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below), (3) the class or series and number of shares of the Corporation that are held of record or are beneficially owned, directly or indirectly, by the stockholder or any Stockholder Associated Person and any Derivative Instruments (as defined below) held or beneficially owned, directly or indirectly, by the stockholder or any Stockholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the Corporation, (5) any proxy, contract, arrangement, understanding or relationship pursuant to which the stockholder or a Stockholder Associated Person has a right to vote any shares of any security of the Corporation, (6) any rights to dividends on the shares of the Corporation beneficially owned by the stockholder or a Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (7) any performance-related fees (other than asset-based fees) that the stockholder or a Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, (8) any material interest of the stockholder or a Stockholder Associated Person in such business and (9) a statement whether such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (9), a “Business Solicitation Statement”). In addition, to be in proper written form, a stockholder’s notice to the Secretary of the Corporation must be supplemented not later than ten days following the record date for notice of the meeting to disclose the information contained in clauses (3) through (7) above as of the record date for notice of the meeting. For purposes of this Section 3, a “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).  For purposes of this Section 3, a “Derivative Instrument” shall mean any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of capital stock of the Corporation or otherwise.

  (iii) Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 3(a) and, if applicable, Section 3(b). In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The Chair of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions prescribed by these Bylaws, and, if the Chair should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.

(b) Advance Notice of Director Nominations at Annual Meetings. Notwithstanding anything in these Bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 3(b) shall be eligible for election or re-election as directors at an annual meeting of stockholders. Nominations of persons for election or re-election to the Board of Directors shall be made at an annual meeting of stockholders only (1) by or at the direction of the Board of Directors or (2) by a stockholder of the Corporation who (A) was a stockholder of record both at the time of giving notice for the meeting and at the time of the meeting and is entitled to vote at the meeting and (B) has complied with the notice procedures set forth in this Section 3(b). The foregoing clause (2) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting. In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(i) To comply with clause (2) of Section 3(b) above, notice of a nomination to be made by a stockholder must set forth all information required under this Section 3(b) and must be received by the Secretary of the Corporation at the principal executive offices of the Corporation at the time set forth in, and in accordance with, Section 3(a)(i).

(ii) To be in proper written form, such stockholder’s notice to the Secretary must set forth:

(1) as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class or series and number of shares of the Corporation that are held of record or are beneficially owned, directly or indirectly, by the nominee and any Derivative Instruments that are held of record or are beneficially owned, directly or indirectly, by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of, the nominee, (E) any proxy, contract, arrangement, understanding or relationship pursuant to which the nominee has a right to vote any shares of any security of the Corporation, (F) any rights to dividends on the shares of the Corporation beneficially owned by the nominee that are separated or separable from the underlying shares of the Corporation, (G) any performance-related fees (other than asset-based fees) that the nominee is entitled to, based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, (H) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (I) a written statement executed by the nominee acknowledging that as a director of the Corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the Corporation and its stockholders and giving consent to be named in the proxy statement, (J) a fully completed Director’s Questionnaire, on the form supplied by the Corporation on its website (www.kcsouthern.com), executed by the nominee, (K) a written representation and agreement that such person (i) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and (iv) will abide by the requirements of Article III, Section 5(b) of these Bylaws; and (L) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election or re-election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected or re-elected, as the case may be); and

(2) as to such stockholder giving notice, (A) the information required to be provided pursuant to clauses (2) through (7) of Section 3(a)(ii) above, and the supplement referenced in the second sentence of Section 3(a)(ii) above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (B) a statement whether such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the Corporation’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect or re-elect such nominee(s) (such information provided and statements made as required by clauses (A) and (B) above, a “Nominee Solicitation Statement”).

(iii) At the request of the Board of Directors, any person nominated by a stockholder for election or re-election as a director must furnish to the Secretary of the Corporation (1) that information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given, (2) such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director or audit committee financial expert of the Corporation under applicable laws, securities exchange rules or regulations, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation and (3) such information as would be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. In the absence of the furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form pursuant to this Section 3(b).

(iv) Without exception, no person shall be eligible for election or re-election as a director of the Corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 3(b). In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The Chair of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these Bylaws, and if the Chair should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

(c) Other Requirements and Rights.  In addition to the foregoing provisions of this Section 3, a stockholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3. Nothing in this Section 3 shall be deemed to affect any rights of:

(i) a stockholder to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act;

(ii) the Corporation to omit a proposal from the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act; or

(iii) the holders of any series of preferred stock if and to the extent provided for under law, the Certificate or these Bylaws.

Section 4. Notice of Stockholder Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the General Corporation Law of the State of Delaware (the “DGCL”), the Certificate or these Bylaws, the written notice of any meeting of stockholders shall be given not fewer than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

Section 5. Quorum. The holders of a majority of the aggregate voting power of the capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders, except as otherwise required by the DGCL, the Certificate or these Bylaws. Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum (as to such class or series) entitled to take action with respect to that vote on that matter, except as otherwise provided by law, the Certificate or these Bylaws.  Abstentions and non-votes by brokers are counted as present for purposes of determining a quorum.

If a quorum is not present or represented at any meeting of the stockholders, then either (i) the Chair of the meeting, or (ii) the holders of a majority of the shares entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

Section 6. Voting. Each holder of shares of common stock and preferred stock shall be entitled to vote on the basis of one vote for each voting share held by such holder, except as otherwise provided by the Certificate.

  Section 7. List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is fewer than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date. The stockholder list shall be arranged in alphabetical order and show the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list.

Section 8. Inspectors. For each meeting of stockholders there may be appointed by the Board of Directors or by the Chair of the meeting three (3) inspectors of election. If any inspector shall fail or be unable to serve as inspector or for any reason be unable to complete his duties, an alternate inspector shall be appointed by the Board of Directors or the Chair of the meeting. The inspectors of election shall examine and canvass the proxies and ballots, and make and submit a signed report of the votes cast at the meeting, which shall be entered at large upon the records.

Section 9. Inspectors’ Oath. An inspector, before he enters on the duties of his office, shall take and subscribe an oath substantially in the following form before any officer authorized by law to administer oaths:

“I do solemnly swear that I will execute the duties of an inspector of the election now to be held with strict impartiality and according to the best of my ability.”

Section 10. Special Meeting. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate, may be called at any time only by (a) the Chair of the Board of Directors, (b) the Chief Executive Officer, or (c) at the request in writing of a majority of the Board of Directors. The Board of Directors may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to stockholders. Business transacted at any special meeting of the stockholders shall be limited to the purpose stated in the notice. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (A) is a stockholder of record both at the time of giving notice for the meeting and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) complies with the notice procedures set forth in these Bylaws as to such nomination. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Article II, Section 3 of these Bylaws with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Article II, Sections 3(b)(ii)(1)(J) and (K) of these Bylaws) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to the date of such special meeting and not later than the close of business on the 60th day prior to the date of such special meeting or, if later, the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The provisions of Article II, Sections 3(b)(iii), 3(b)(iv) and 3(c) shall also apply to any such stockholder nomination. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

  Section 11. Organization. The Chair of the Board of Directors, and in his absence the Chief Executive Officer, the President or one of the Vice Presidents, shall call meetings of the stockholders to order and act as Chair of such meeting. In the absence of all these officers, the Board of Directors may appoint a Chair of the meeting. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders; but the Board of Directors may designate an Assistant Secretary for that purpose before the meeting and, if no such designation shall have been made, then such designation may be made by the Chair of the meeting. The conduct of any meeting of the stockholders shall be governed by such rules, regulations and procedures as the Chair of the meeting, in his sole and exclusive discretion shall determine.

Section 12. Adjourned Meeting; Notice.  When a meeting is adjourned to another time and/or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days or a new record date for stockholders entitled to vote is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 13. Record Dates.  (a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than sixty (60) nor fewer than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 14. Proxies.  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A written proxy may be in the form of a telegram, cablegram, or other means of electronic transmission permitted by law, which results in a writing from such stockholder or by his attorney.

ARTICLE III

BOARD OF DIRECTORS

Section 1. General Powers. The general management of the business and affairs and all the corporate powers of the Corporation shall be vested in and exercised by its Board of Directors which shall exercise all of the powers of the Corporation except such as are by statute, or by the Certificate or by these Bylaws, conferred upon or reserved to the stockholders. The directors shall act only as a Board of Directors and the individual directors shall have no power as such.

Section 2. Number, Term and Qualifications. The number of directors shall not be less than three nor more than eighteen, the exact number of directors to be determined from time to time by resolution adopted by a majority of the whole Board of Directors, and such exact number shall be eighteen until otherwise determined by resolution adopted by a majority of the whole Board of Directors. Directors need not be stockholders.

The Board of Directors shall be divided into three classes as nearly equal in number as possible. At each annual meeting of stockholders, successors to directors of the class whose terms then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. Notwithstanding the foregoing, whenever the holders of the preferred stock shall have the right, voting as a class, to elect two directors at the next annual meeting of stockholders, the terms of all directors shall expire at the next annual meeting of stockholders, and then and thereafter all directors shall be elected for a term of one year expiring at the succeeding annual meeting.

No person who has attained the age of 72 shall be eligible to be nominated or to serve as a member of the Board of Directors, but any person who shall attain the age of 72 during the term of directorship to which he was elected shall be eligible to serve the remainder of such term.

Section 3. Election of Directors. Directors shall be elected at the annual meetings of stockholders by ballot in the manner provided in these Bylaws and the Certificate.

Section 4. Newly Created Directorships and Vacancies. Newly created directorships and vacancies which shall occur in the Board of Directors because of death, resignation, disqualification or any other cause, may be filled by a majority of the directors then in office, though less than a quorum, pursuant to Section 223 of the DGCL. Such directors may, by resolution, eliminate any vacant directorship thereby reducing the size of the whole Board of Directors but in no event shall the size of the Board of Directors be reduced to fewer than three directors. No decrease in the Board of Directors shall shorten the term of any incumbent directors.

Section 5. Resignations. (a) Any director of the Corporation may resign at any time by giving written notice to the Chair of the Board of Directors or, in his absence, the Presiding Director. Except for a resignation tendered pursuant to Article III, Section 5(b) of these Bylaws, which shall be governed by the provisions thereof, such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective.

(b) In the case of an uncontested election (i.e., an election where the number of persons properly nominated for election as directors at a meeting of stockholders, as of the time of mailing of the Corporation’s proxy statement with respect to such meeting, does not exceed the number of directors to be elected at such meeting), any nominee for director who receives a greater number of votes “withheld” than “for” his or her election shall, following certification of the election results, promptly tender his or her offer of resignation to the Board of Directors. (“Abstentions” will not count as votes cast with respect to a director for purposes of this paragraph.) Such offer shall become effective only if (and at such time as), as set forth below, the Board of Directors accepts such resignation. The Nominating and Corporate Governance Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation. If a majority of the members of the Nominating and Corporate Governance Committee received a greater number of votes “withheld” than “for” their election in the same uncontested election, then the independent directors on the Board of Directors who did not receive a greater number of votes “withheld” than “for” their election, together with all independent directors who were not standing for election, will appoint a committee amongst themselves solely for the purpose of considering the tendered resignations and will recommend to the Board of Directors whether to accept or reject each tendered resignation, or whether other action should be taken; this committee may, but need not, consist of all of the independent directors who did not receive a greater number of votes “withheld” than “for” their election and all independent directors who were not standing for election. To the extent that one or more directors’ resignations are accepted by the Board of Directors, the Nominating and Corporate Governance Committee (or the committee appointed pursuant to the preceding sentence, as the case may be) will recommend to the Board of Directors whether to fill such vacancy or vacancies or to reduce the size of the Board of Directors, and the Board of Directors, in its sole discretion, may fill any such vacancy or vacancies or decrease the size of the Board of Directors pursuant to the provisions of Article III, Section 4 of these Bylaws.

Section 6. Organization. The Board of Directors shall hold its organizational meeting as soon as practicable after the Annual Meeting of Stockholders. The Chair of the Board of Directors, or in his absence the Presiding Director, or in the absence of both of them, a director elected by the remaining directors, shall preside at all meetings of the Board of Directors.

Section 7. Place of Meetings. The Board of Directors may hold its meetings, both regular and special, at such place or places, within or without the State of Delaware as determined by the Board of Directors. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 8. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and at such places as shall from time to time be determined by the Board of Directors.

Section 9. Special Meetings. Special meetings of the Board of Directors may be called at the request of the Chair of the Board of Directors, the Executive Committee, or of the Chief Executive Officer, or of any three members of the Board of Directors. Notice of the time and place of such meeting shall be given either by mail to each director at least three (3) days before such meeting or personally, by telephone, by telegram or by other method of electronic transmission to each director at least twelve (12) hours before such meeting.

Section 10. Quorum. A majority of the Board of Directors at a meeting duly assembled shall be necessary to constitute a quorum for the transaction of business except as otherwise provided by statute, by the Certificate or by these Bylaws. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum be present, without notice other than by announcement at the meeting.

  Section 11. Report to Stockholders. The Chair or the Chief Executive Officer shall make a report or statement of the affairs of the Corporation at each regular annual meeting of the stockholders.

Section 12. Compensation. The directors may receive reasonable fees to be determined from time to time by the Board of Directors for services actually performed in attending meetings and for other services actually performed and the expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors. A director who is, at the same time, an officer or employee of the Corporation or of any subsidiary or affiliate, shall not be entitled to receive any compensation or fee for service as a director or as a member of any committee of the Board of Directors.

Section 13. Consent of Directors in Lieu of Meeting. Unless otherwise restricted by the Certificate or Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or Directors or Committee, as the case may be, consent thereto in writing, or by electronic transmission, and the writing or writings or the electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or Committee.

ARTICLE IV

COMMITTEES

Section 1. Committees of Directors. The Board of Directors may designate one or more committees, each committee to consist of one or more directors of the Corporation, including the following committees:

(a) Executive Committee: Organization and Powers. There shall be an Executive Committee to consist of the Chair of the Board of Directors and two (2) or more non-officer directors, the number of which being fixed from time to time by resolution adopted by a majority vote of the whole Board of Directors. The Board of Directors shall elect the members of the Executive Committee by vote of a majority of the whole Board of Directors and one member of the Executive Committee shall be elected as Chair by the vote of a majority of the whole Board of Directors. The members of the Executive Committee shall be elected annually at the Board of Directors’ organizational meeting or as soon thereafter as possible.

When the Board of Directors is not in session, the Executive Committee shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation in all cases in which specific directions shall not have been given by the Board of Directors including, but not limited to, the power to declare dividends on the common and preferred stock of the Corporation, and to authorize the seal of the Corporation to be affixed to all papers which may require it. The members of the Executive Committee shall act only as a committee and individual members shall have no power as such.

(b) Compensation and Organization Committee: Organization and Powers. There shall be a Compensation and Organization Committee to consist of three (3) or more directors, the number of which being fixed from time to time by resolution adopted by a majority vote of the whole Board of Directors. Each member of this Committee shall be affirmatively determined by a majority vote of the whole Board of Directors to qualify as independent under the New York Stock Exchange listing standards then in effect. The Board of Directors shall elect the members of the Compensation and Organization Committee by vote of a majority of the whole Board of Directors, and one member of the Compensation and Organization Committee shall be elected its Chair by the vote of a majority of the whole Board of Directors. The members of the Compensation and Organization committee shall be elected annually at the Board of Directors’ organizational meeting or as soon thereafter as possible.

The Compensation and Organization Committee shall have the power: to authorize and determine all salaries for the officers and supervisory employees of the Corporation and subsidiary companies as may be prescribed from time to time by resolution adopted by the Board of Directors; to administer the incentive compensation plans of the Corporation, The Kansas City Southern Railway Company and the other subsidiaries of the Corporation in accordance with the powers and authority granted in such plans; and to determine any incentive allowances to be made to officers and staff of the Corporation and its subsidiaries. The Compensation and Organization Committee shall have the power to administer the Employee Stock Purchase Plan of the Corporation under which eligible employees of the Corporation and its subsidiaries and affiliates are permitted to subscribe to and to purchase shares of the Corporation common stock through payroll deductions.

The Compensation and Organization Committee shall have full power: to act as the Stock Option Plan Committee to construe and interpret any stock option plan or similar plan of the Corporation and all options, stock appreciation rights, limited rights and other equity awards granted under this plan or any other plan; to determine the terms and provisions of the respective option agreements and other equity awards, including such terms and provisions as, in the judgment of the Committee, are necessary or desirable to qualify any of the options as “incentive stock options”; to establish and amend rules for its administration; to grant options, stock appreciation rights, limited rights and other equity awards under any stock option plan of the Corporation; to determine and designate the recipients of options, stock appreciation rights, limited rights and other equity awards; to determine and designate the dates that options, stock appreciation rights, limited rights and other equity awards are granted; to determine and designate the number of shares subject to options, stock appreciation rights, limited rights and other equity awards; to determine and designate the option prices and option periods; and to correct any defect or supply any omission or reconcile any inconsistency in any stock option plan of the Corporation or in any option, stock appreciation right, limited right or other equity award to the extent the Committee deems desirable to carry any stock option plan or any option, stock appreciation right, limited right or other equity award into effect.

The Compensation and Organization Committee shall also have the power: to review the consolidated earnings of the Corporation and to make recommendations to the Board of Directors with respect to the allocation of funds to the Corporation’s Profit Sharing Plan; and to review the results of the investment program of the Profit Sharing Plan and make reports thereof to the Board of Directors.

The Compensation and Organization Committee shall also have the power and duty to initiate, review and approve succession plans and major organizational plans and changes within the Corporation and its subsidiaries.

(c) Audit Committee: Organization and Powers. There shall be an Audit Committee to consist of three (3) or more directors who meet the requirements of the New York Stock Exchange and the Securities and Exchange Commission, the number of which being fixed from time to time by resolution adopted by a majority vote of the whole Board of Directors. The Board of Directors shall elect the members of the Audit Committee by vote of a majority of the whole Board of Directors and one member of the Audit Committee shall be elected as Chair by a vote of a majority of the whole Board of Directors. The members of the Audit Committee shall be appointed by the Board of Directors annually at the Board of Directors’ organizational meeting or as soon thereafter as possible.

The Audit Committee shall have the power and the duty to meet with and consider suggestions from members of management and of the Corporation’s internal audit staff, as well as with the Corporation’s independent accountants, concerning the financial operations of the Corporation. The Audit Committee shall additionally have the power to review audited financial statements of the Corporation and consider and recommend the employment of, and approve the fee arrangement with, independent accountants for both audit functions and for advisory and other consulting services.

(d) Nominating and Corporate Governance Committee: Organization and Powers. There shall be a Nominating and Corporate Governance Committee consisting of three (3) or more directors, the number of which being fixed from time to time by resolution adopted by a majority vote of the whole Board of Directors. Each member of this Committee shall be affirmatively determined by a majority vote of the whole Board of Directors to qualify as independent under the New York Stock Exchange listing standards then in effect. The members of the Nominating and Corporate Governance Committee shall be elected and vacancies filled by the vote of a majority of the whole Board of Directors, and one member of the Nominating and Corporate Governance Committee shall be elected its Chair by the vote of a majority of the whole Board of Directors. The members of the Nominating and Corporate Governance Committee shall be elected by the Board of Directors annually at the Board of Directors’ organizational meeting or as soon thereafter as possible.

The primary purposes of this Committee shall be to (i) identify and recommend to the Board of Directors qualified nominees for election to the Board of Directors (whether for election by the stockholders or by the Board of Directors) and (ii) to advise the Board of Directors with respect to the establishment, implementation and evaluation of corporate governance guidelines applicable to the Company. The Committee shall prepare and present to the Board of Directors for approval a written charter setting forth in more detail the duties and responsibilities of the Committee.

(e) Finance Committee: Organization and Powers. There shall be a Finance Committee consisting of three (3) or more directors, the number of which shall be fixed from time to time by resolution adopted by a majority vote of the whole Board of Directors, and a majority of the Committee shall be non-officer directors. The Board of Directors shall elect the members of the Finance Committee by vote of a majority of the whole Board of Directors and one member of the Finance Committee shall be elected as Chair by the vote of a majority of the whole Board of Directors. The members of the Finance Committee shall be elected annually at the Board of Directors’ organizational meeting or as soon thereafter as possible.

The Finance Committee shall have the power and duty to review and oversee the capital structure of the Corporation and its subsidiaries and to make recommendations relating thereto to the Board of Directors.

  Section 2. Rules, Records, Reports and Charters. The Committees may make and adopt such rules and regulations governing their proceedings as they may deem proper and which are consistent with the statutes of the State of Delaware, the Certificate and Bylaws. Each Committee shall adopt a charter, to be approved by the Board of Directors and reviewed annually. In addition to the authority, duties and obligations expressly set forth in these Bylaws, the Committees shall have such authority, duties and obligations as shall be set forth in their respective Charters, as approved by the Board of Directors. The Committees shall keep a full and accurate record of all their acts and proceedings and report the same from time to time to the Board of Directors.

Section 3. Meetings. Regular meetings of the committees shall be held at such times and at such places as from time to time may be fixed by the committees. Special meetings of the committees may be held at such other times as may in the judgment of the Chair or, he being absent, in the judgment of a member, be necessary. Notice of regular meetings need not be given. Notice of special meetings shall be given to each member by mail not less than three (3) days before the meeting or personally, by telephone, telegram or by other method of electronic transmission to each member not less than twelve (12) hours before the meeting, unless the Chair of the committee, or a member acting in that capacity in his absence, shall deem a shorter notice expedient.

Section 4. Quorum. A majority of members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present shall be the act of the committee (except with respect to the Compensation and Organization Committee, in which any act of the Compensation and Organization Committee when acting as the Stock Option Plan Committee under any stock option plan, must be authorized and approved by at least (3) members).

Section 5. Subcommittees. A committee may appoint such subcommittees as it shall deem necessary.

Section 6. Vacancies. Any vacancy in a committee shall be filled by a majority of the whole Board of Directors.

Section 7. Substitute Members. Whenever at any time a member of any committee shall be absent from a meeting of that committee and it shall be necessary in order to constitute a quorum or, for other reason, it may be deemed expedient or desirable, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously designate a director (subject to the eligibility requirements set forth in Sections 1(b), (c) and (d) of this Article IV above) to serve and act in his stead; and in the event that the absence of a committee member shall be prolonged, such substitute member may, subject to the approval of the committee, continue to act for the term of its duration. A director so designated shall rank as a duly qualified member of the committee during incumbency, and shall be entitled to participate in its deliberations with the same force and effect as if elected in the manner herein elsewhere provided.

Section 8. Compensation. Subject to the provisions of Section 12 of Article III of these Bylaws, each member of any committee may receive a reasonable fee to be fixed by the Board of Directors for services actually performed in attending meetings, and for other services actually performed, and shall receive expenses of attendance, if any actually incurred by him for attendance at any meeting of the committee.

ARTICLE V

OFFICERS, AGENTS AND EMPLOYEES

Section 1. Election of Officers. The Board of Directors at its annual organizational meeting, shall elect a Chair of the Board of Directors, Chief Executive Officer and President of the Corporation. The same person may be elected to fulfill more than one of these positions. If the same person serves as Chair of the Board of Directors and Chief Executive Officer, or if the Chair is an employee of the Corporation or a subsidiary of the Corporation, the Board of Directors shall elect a non-officer director to serve as Presiding Director. The Presiding Director shall, in the absence of the Chair of the Board of Directors, serve as Chair of the meetings of the Board of Directors and shall have such other authority and responsibilities as set forth in the Corporate Governance Guidelines of the Corporation approved by the Board of Directors. The Chief Executive Officer shall be a member of the Board of Directors. The Board of Directors may elect a Chief Operating Officer.

Section 2. Vice Presidents. The Board of Directors may, in its discretion, appoint one or more additional Vice Presidents.

Section 3. Other Officers. The Board of Directors shall appoint a Secretary, a Treasurer and a General Counsel or Chief Legal Officer and a Chief Accounting Officer. The Board of Directors may also appoint one or more Assistant Secretaries, and one or more Assistant Treasurers.

Section 4. Powers, Duties and Responsibilities. The powers, duties and responsibilities of the officers and employees of the Corporation, which are not prescribed by statute, by the Certificate or by these Bylaws, shall be defined in rules or regulations which may be adopted and from time to time modified or changed by the Board of Directors.

Section 5. Vacancies. The Board of Directors shall, as soon as practicable, fill any vacancy in the office of Chair of the Board of Directors, Chief Executive Officer or President. Any vacancy in any other office may be filled temporarily by the Chair of the Board of Directors or the Chief Executive Officer or, in case of their temporary incapacity or absence, the President, may make an appointment pro tem and confer on such appointee full power and authority to act in place of any of said officers or appointees so temporarily incapacitated or absent; but such appointment shall be subject to change by the Board of Directors or by the Executive Committee at any regular or special meeting.

Section 6. Absence from Duty. No officer or employee of the Corporation shall be absent from duty without the consent of the Chief Executive Officer, the President or the head of the department in which he is employed.

  Section 7. Resignations. If the Chair is an employee of the Corporation, the Chair may resign at any time by giving written notice to the Board of Directors. If the Corporation has a separate Chair and Chief Executive Officer, the Chief Executive Officer may resign at any time by giving written notice to the Chair. Any other officer may resign at any time by giving written notice to the Chief Executive Officer, President or to the Secretary of the Corporation. Except for a resignation tendered pursuant to Article III, Section 5(b) of these Bylaws, which shall be governed by the provisions thereof, such resignation shall take effect at the date of the receipt of such notice, or at any later time specified therein and, unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 8. Removals. All officers and agents of the Corporation shall be subject to removal at any time by the affirmative vote of a majority of the members of the Board of Directors present at any meeting. All officers and employees not appointed by the Board of Directors shall hold their offices at the discretion of the Executive Committee or of the officer appointing them.

Section 9. Term of Office. The officers of the Corporation shall hold office for one year and until their successors shall have been duly elected or appointed and qualified, or until they shall die, resign or be removed.

Section 10. Salaries. The salaries of officers elected or appointed by the Board of Directors or by the Executive Committee, shall be fixed by the Compensation and Organization Committee. The salaries of all other officers and employees shall be fixed by the Chief Executive Officer, or by the President or heads of departments subject to the approval of the Chief Executive Officer; and the compensation of all officers and employees shall be subject to the control of the Board of Directors or of the Compensation and Organization Committee.

No special compensation shall be paid to any officer or employee unless authorized by the Board of Directors, the Executive Committee or the Compensation and Organization Committee.

CHAIR OF THE BOARD OF DIRECTORS

Section 11. Duties. The Chair of the Board of Directors shall preside at all meetings of the Stockholders and the Board of Directors at which he is present and perform such other duties as the Board of Directors may prescribe. In his absence, the President shall discharge the duties of the Chair of the Board of Directors other than as specified in Article III, Section 6 of these Bylaws.

CHIEF EXECUTIVE OFFICER

Section 13. General Powers and Duties. The Chief Executive Officer shall have the general care, supervision and control of the Corporation’s business and operation in all departments under control of the Board of Directors. The Chief Executive Officer shall have such other powers and perform such other duties as the Chair or the Board of Directors may from time to time prescribe and shall perform such other duties as are incidental to the office of the Chief Executive Officer.

Section 14. Appointments. Except as otherwise provided by statute, the Certificate, or these Bylaws, the Chief Executive Officer may appoint such additional officers and may employ such persons as he shall deem necessary for the proper management of the business and property of the Corporation.

PRESIDENT

Section 15. General Powers and Duties. The President shall be the ranking officer in the affairs of the Corporation next below the Chief Executive Officer. In the absence or incapacity of the Chief Executive Officer, the President shall discharge the duties and responsibilities of the Chief Executive Officer. The President shall have such powers and perform such duties as shall from time to time be conferred and prescribed by the Chair, the Chief Executive Officer, the Board of Directors, or the Executive Committee.

VICE PRESIDENTS

Section 16. Powers and Duties. The Vice Presidents shall have such powers and perform such duties as shall from time to time be conferred and prescribed by the Chief Executive Officer, the President, the Board of Directors or by the Executive Committee.

SECRETARY

Section 17. Duties. The Secretary, or, in his absence, an Assistant Secretary, shall attend all meetings of the stockholders, of the Board of Directors and of the Executive Committee, and shall record their proceedings. He shall report to the Board of Directors and the Executive Committee and through the respective Chair.

Section 18. Notice of Meetings. The Secretary shall give due notice of all meetings of the stockholders and of the Board of Directors and of the Executive Committee, where such notice is required by law, by the Certificate, by these Bylaws, by the Board of Directors or by the Executive Committee.

Section 19. Custody of Seal, Etc. The Secretary shall be custodian of the seal of the Corporation and of its records, and of such papers and documents as may be committed to his care by the Board of Directors or of the Executive Committee. He shall have power to affix the seal of the Corporation to instruments to which the same is authorized to be affixed by the Board of Directors or by the Executive Committee, and shall have power to attest the same. He shall perform such other duties as may be assigned to him by the Chair of the Board of Directors, the Chief Executive Officer, the President, the Board of Directors or the Executive Committee, or as may be prescribed in the rules or regulations to be adopted by the Board of Directors.

Section 20. Duties of Assistant Secretaries. The Assistant Secretary or Secretaries shall perform such duties as may be assigned to him or them by the Chair of the Board of Directors, the Board of Directors or by the Executive Committee, the Chief Executive Officer, the President or the Secretary, or as may be prescribed in the rules or regulations, if any, to be adopted by the Board of Directors or the Executive Committee; and, when authorized by the Board of Directors or by the Executive Committee, he or they shall have the power to affix the corporate seal to instruments and to attest the same, and to sign the certificates of stock of the Corporation.

TREASURER

Section 21. Duties. The Treasurer, either in person or through competent and faithful assistants, shall receive, keep and disburse all moneys, belonging or coming to the Corporation; he shall keep regular, true and full accounts of all receipts and disbursements, and make detailed reports of the same to the Chief Executive Officer, the President and the Chief Financial Officer and, as requested or when required, to the Board of Directors, Audit Committee, Finance Committee or to the Executive Committee.

Section 22. Other Duties. The Treasurer shall perform such other duties in connection with the administration of the financial affairs of the Corporation as the Board of Directors or the Executive Committee shall assign to him or as may be prescribed in the rules or regulations to be adopted by the Board of Directors or the Executive Committee. The Treasurer shall give bond in such amount as shall be required by the Board of Directors or by the Executive Committee. Any Assistant Treasurer appointed pursuant to the provisions of these Bylaws shall also give bond in such amount as shall be required by the Board of Directors or by the Executive Committee.

GENERAL COUNSEL OR CHIEF LEGAL OFFICER

Section 23. Duties. The General Counsel or Chief Legal Officer shall render such legal services and perform such duties as the Board of Directors, Executive Committee, Chair of the Board of Directors, Chief Executive Officer, President or other elected or appointed officer may request from time to time.

CHIEF ACCOUNTING OFFICER

Section 24. Duties. The Chief Accounting Officer shall have charge of the Accounting Department. He shall have the supervision and management of all accounts of the Corporation, and shall prescribe, enforce and maintain the system of bookkeeping, and the books, blanks, etc., for keeping the accounts of the Corporation. He shall have the cooperation of all departments. He shall keep regular sets of books, showing a complete record of the general business transactions of the Corporation, and for that purpose shall receive from the Treasurer, Assistant Treasurers and agents of the Corporation such daily or other reports of receipts and disbursements as he may require.

Section 25. Custody of Contracts. The Chief Accounting Officer shall have the custody of all written contracts and other similar written instruments to which the Corporation is a party.

Section 26. Statements by Chief Accounting Officer. The Chief Accounting Officer shall render such statements of the affairs of the Corporation, shown by his books and records, as may be required for the information of the Board of Directors or of the Executive Committee, and shall by proper distribution and classification of the accounts under his charge, be prepared to furnish such reports as may be required by the Chair of the Board of Directors, the Chief Executive Officer, the President, the Board of Directors, and the Executive Committee, or any state or federal official.

ARTICLE VI

CERTIFICATE OF STOCK

Section 1. Provision for Issue, Transfer and Registration. The Board of Directors shall provide for the issue, transfer and registration of the capital stock of the Corporation in the City of New York or elsewhere, and for that purpose may appoint the necessary officers, transfer agents and registrars of transfers.

Section 2. Uncertificated Stock; Certificates of Stock. The shares of common stock and preferred stock of the Corporation shall be represented by certificates, unless and until the officers of the Corporation provide for the issuance of some or all of any or all classes or series of such stock to be issued as uncertificated shares. Every holder of stock in the Corporation represented by a certificate shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chair, the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned.

Section 3. Facsimile Signatures of Certificates. The signature of any officer, transfer agent, or registrar on a certificate for shares of the Corporation may be facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been used on, any such certificate or certificates shall cease to be such officer, transfer agent or registrar of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer, transfer agent or registrar of the Corporation. Record shall be kept by the Transfer Agent of the number of each certificate, the date thereof, the name of the person owning the shares represented thereby, and the number of shares. Every certificate surrendered to the Corporation for transfer or exchange shall be canceled by perforation or otherwise with the date of cancellation indicated thereon.

Section 4. Lost, Stolen or Destroyed Certificates. Except as provided in this Section 4, no new certificates for stock shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 5. Transfer of Stock. Transfer of stock of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Transfer Agent of the Corporation, and on surrender for cancellation of the certificate or certificates for such shares represented by certificates. A person in whose name shares of stock stand on the books of the Corporation and no one else shall be deemed the owner thereof as regards the Corporation.

Section 6. Registrar and Transfer Agent. The Corporation shall at all times maintain a registrar, which shall in every case be a bank or trust company, and a transfer agent, to be appointed by the Board of Directors, in accordance with the requirements of the New York Stock Exchange, and registration and transfer of the Corporation’s stock certificates shall be in accordance with the rules and regulations of said stock exchange. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of the capital stock of the Corporation.

Section 7. Closing of Transfer Books; Record Date. The Board of Directors may close the stock transfer books of the Corporation for a period not more than sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix a record date as set forth in Article II, Section 13.

ARTICLE VII

SEAL

Section 1. The authorized seal shall have inscribed thereon the name of the Corporation, the year of incorporation and the name of the state of incorporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise applied.

ARTICLE VIII

FISCAL YEAR

Section 1. The fiscal year of the Corporation shall commence on the first day of January of each year.

ARTICLE IX

NOTICES

Section 1. Form of Notice. Where notice, other than by publication, is required to be given by Delaware law, the Certificate or Bylaws, notice to directors and stockholders shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such directors or stockholders at such address as appears on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given personally, by telephone, by telegram, by electronic transmission or in such other manner as may be provided in these Bylaws.

Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated herein, shall be deemed equivalent thereto.

ARTICLE X

INDEMNIFICATION, AMENDMENTS AND MISCELLANEOUS

Section 1. Indemnification. (a) Indemnity. Each person who at any time is, or shall have been, a director, officer or employee of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director, officer or employee of the Corporation, or served at the request of the Corporation as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expense (including attorneys’ fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the full extent provided under Section 145 of the DGCL. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such director, officer, employee may be entitled, under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

(b) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL, provided that such insurance is commercially available at reasonable expense.

(c) Indemnification of Others. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this Bylaw with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

(d) Advancement of Expenses. The right to indemnification conferred on directors and officers in this Bylaw shall be a contract right and shall include the right to have the Corporation pay the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified under this Bylaw or otherwise.

Section 2. Amendments. These Bylaws may be altered, amended or repealed by a vote of a majority of the whole Board of Directors at any meeting of the Board of Directors. The Board of Directors in its discretion may, but need not, submit any proposed alteration, amendment or repeal of the Bylaws to the stockholders at any regular or special meeting of the stockholders for their adoption or rejection; provided notice of the proposed alteration, amendment or repeal be contained in the notice of such stockholders’ meeting.

Section 3. Proxies. Unless otherwise provided by resolution of the Board of Directors, the Chief Executive Officer or, in his absence or disability, the President, from time to time in the name and on behalf of the Corporation: may appoint an attorney or attorneys, agent or agents of the Corporation (who may be or include himself), in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporations or to consent in writing to any action by such other corporation; may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent; and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal all such written proxies or other instruments as may be necessary or proper to evidence the appointment of such attorneys and agents.